WEYCO REPORTS SECOND QUARTER SALES AND EARNINGS

(Milwaukee, Wisconsin—August 4, 2009)  Weyco Group, Inc. (NASDAQ:WEYS) today announced financial results for the quarter ended June 30, 2009.

Net sales for the second quarter were $50.1 million, a decrease of 6% from 2008 sales of $53.0 million.  Net earnings for the quarter were $2.2 million, down from $4.1 million in 2008.  Diluted earnings per share were $.19 per share in 2009 as compared with $.34 per share in the second quarter of 2008.

On January 23, 2009, the Company acquired a majority interest in a new subsidiary that subsequently purchased the Florsheim wholesale and retail businesses in Australia, Asia Pacific and South Africa (collectively “Florsheim Australia”).  The financial results of Florsheim Australia are included in the Company’s consolidated financial statements from the date of acquisition.  The Company previously had license agreements with these entities; consequently, no licensing revenues were recorded for these entities after January 23, 2009.

Net sales in the wholesale division, which includes North American wholesale sales and licensing revenues, were $35.9 million for the second quarter of 2009, compared with $44.9 million in 2008.  Wholesale product sales were $35.4 million in the second quarter of 2009, down from $43.9 million in 2008. In the wholesale division, sales of the Company’s Stacy Adams, Nunn Bush and Florsheim brands were down 24%, 12% and 24%, respectively.  Licensing revenues were $552,000 in 2009 and $969,000 in 2008.  The decrease in licensing revenues resulted from the Company’s acquisition of its licensees in Australia, Asia Pacific, and South Africa, and also due to a general trend of lower sales of the Company’s licensed products in the current challenging retail environment.

Net sales in the retail division, which includes sales from the Company’s North American retail stores and domestic Internet business, were $5.4 million in the second quarter of 2009, compared with $6.7 million in 2008.  The Company has three fewer stores this year compared with 2008.  Same store sales were down 9.8%.

Foreign sales, which include the wholesale and retail sales of Florsheim Europe and Florsheim Australia, were $8.7 million in the second quarter of 2009, compared to $1.4 million in 2008.  In 2009, sales of Florsheim Europe were $959,000, with the remaining $7.7 million representing sales of Florsheim Australia.

Operating earnings for the second quarter were $2.2 million, down from $5.9 million in 2008.  As a percent of sales, operating earnings fell from 11.1% in 2008 to 4.4% in 2009.  Operating earnings were affected by the lower sales volumes and to a lesser extent, lower gross margins.

“While our results mirror the general slowdown in the marketplace,” stated Tom Florsheim, Jr., Chairman and CEO of Weyco Group, “our Company remains well positioned for the long term with a solid financial foundation and strong brands that have a loyal base of consumers.”

Weyco Group will host a conference call on August 5, 2009, at 11:00 a.m. Eastern Time to discuss the second quarter financial results in more detail.  To participate in the call please dial 888-713-4214 or 617-213-4866, referencing passcode #94419257, five minutes before the start of the call. A replay will be available for one week beginning about one hour after the completion of the call by dialing 888-286-8010 or 617-801-6888, referencing passcode #21941208.  Alternatively, the conference call and replay will be available by visiting the investor relations section of Weyco Group’s website at www.weycogroup.com.

About Weyco Group:

Weyco Group, Inc., designs and markets moderately priced and better-grade men’s branded footwear for casual, fashion, and dress lifestyles.  The principal brands of shoes sold by the Company are Florsheim, Nunn Bush, and Stacy Adams.  The Company’s products are sold to shoe specialty stores, department stores and clothing retailers.  Weyco Group, Inc. operates wholesale and retail businesses in the United States, Canada, Europe, Australia, South Africa and the Far East.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Various factors could cause the results of Weyco Group to be materially different from any future results expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the Company’s ability to: (i) successfully market and sell its products in a highly competitive industry and in view of changing consumer trends, consumer acceptance of products and other factors affecting retail market conditions; (ii) procure its products from independent manufacturers; and (iii) other factors, including those detailed from time to time in Weyco Group’s filings made with the SEC.   Weyco Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, contact:

John Wittkowske
Senior Vice President and Chief Financial Officer
414-908-1880

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008 (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(In thousands, except per share amounts)

Net sales	$50,053	$53,017	$108,961	$114,295
Cost of sales	31,142	33,284	70,359	72,296
Gross earnings	18,911	19,733	38,602	41,999

Selling and administrative expenses	16,709	13,848	33,066	28,519
Earnings from operations	2,202	5,885	5,536	13,480

Interest income	566	491	1,019	999
Interest expense	(2)	(20)	(25)	(30)
Other income and expense, net	893	1	799	8

Earnings before provision for income taxes	3,659	6,357	7,329	14,457

Provision for income taxes	1,165	2,300	2,475	5,275

Net earnings	2,494	4,057	4,854	9,182

Net earnings attributable to noncontrolling interest	309	-	164	-

Net earnings attributable to Weyco Group, Inc.	$2,185	$4,057	$4,690	$9,182

Weighted average shares outstanding
Basic	11,253	11,443	11,266	11,452
Diluted	11,542	11,786	11,513	11,823

Earnings per share
Basic	$0.19	$0.35	$0.42	$0.80
Diluted	$0.19	$0.34	$0.41	$0.78

Cash dividends per share	$0.15	$0.14	$0.29	$0.25

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
	2009	2008
	(Dollars in thousands)
ASSETS:
Cash and cash equivalents	$21,137	$11,486
Marketable securities, at amortized cost	2,965	6,623
Accounts receivable, net	34,146	29,873
Accrued income tax receivable	819	2,226
Inventories	43,342	47,012
Deferred income tax benefits	250	579
Prepaid expenses and other current assets	3,116	3,678
Total current assets	105,775	101,477

Marketable securities, at amortized cost	39,219	39,447
Deferred income tax benefits	1,028	736
Other assets	10,871	10,069
Property, plant and equipment, net	28,593	28,043
Trademark	10,868	10,868
Total assets	$196,354	$190,640

LIABILITIES & SHAREHOLDERS' INVESTMENT:
Short-term borrowings	$-	$1,250
Accounts payable	7,482	7,494
Dividend payable	1,688	1,589
Accrued liabilities	7,784	6,490
Total current liabilities	16,954	16,823

Long-term pension liability	15,852	15,160

Common stock	11,310	11,353
Capital in excess of par value	16,220	15,203
Reinvested earnings	141,692	142,617
Accumulated other comprehensive loss	(9,397)	(10,516)
Total Weyco Group Inc. shareholder's investment	159,825	158,657
Noncontrolling interest	3,723	-
Total shareholders' investment	163,548	158,657
Total liabilities and shareholders' investment	$196,354	$190,640

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008 (UNAUDITED)

	2009	2008
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$4,854	$9,182
Adjustments to reconcile net earnings to net cash provided by operating activities -
Depreciation	1,435	1,283
Amortization	47	54
Deferred income taxes	(212)	(138)
Stock-based compensation	429	293
Pension expense	1,424	676
Loss on disposal of fixed assets	14	131
Increase in cash surrender value of life insurance	(114)	(112)
Change in operating assets and liabilities -
Accounts receivable	423	4,699
Inventories	10,724	2,693
Prepaids and other current assets	1,136	357
Accounts payable	(1,514)	(4,181)
Accrued liabilities and other	730	(1,673)
Accrued income taxes	1,406	(1,166)
Net cash provided by operating activities	20,782	12,098

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses	(9,320)	-
Purchase of marketable securities	(405)	(1,799)
Proceeds from maturities of marketable securities	4,245	3,468
Life insurance premiums paid	(155)	(155)
Purchase of property, plant and equipment	(590)	(1,835)
Net cash used for investing activities	(6,225)	(321)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received from noncontrolling interest	1,314	-
Cash dividends paid	(3,184)	(2,535)
Shares purchased and retired	(2,440)	(6,247)
Proceeds from stock options exercised	520	1,261
Net (repayments) borrowings under revolving credit agreement	(1,250)	1,450
Income tax benefits from share-based compensation	134	941
Net cash used for financing activities	(4,906)	(5,130)

Net increase in cash and cash equivalents	9,651	6,647

CASH AND CASH EQUIVALENTS at beginning of period	$11,486	$7,859

CASH AND CASH EQUIVALENTS at end of period	$21,137	$14,506

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid, net of refunds	$1,183	$5,603
Interest paid	$28	$30